UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 4, 2009

HERITAGE FINANCIAL GROUP

(Exact name of Registrant as specified in its charter)

United States	000-51305	45-0479535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

721 North Westover Boulevard, Albany, Georgia  31707
 (Address of principal executive offices)

(229) 420-0000
Registrant’s telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 4, 2009, HeritageBank of the South, a wholly owned subsidiary of Heritage Financial Group, entered into a definitive whole-bank purchase and assumption agreement with the Federal Deposit Insurance Corporation ("FDIC") to assume the deposits and acquire certain assets of The Tattnall Bank, a full-service bank based in Reidsville, Georgia, with a second location in Collins, Georgia.  The Georgia Department of Banking and Finance today closed The Tattnall Bank and appointed the FDIC as receiver.

In the transaction, HeritageBank of the South will assume approximately $47 million in deposits and acquire $39 million in loans and other real estate.  This transaction does not involve a loss-share agreement, but is subject to a purchase discount by the FDIC totaling $15 million.

The foregoing description is a summary of the acquisition agreement and is qualified in its entirety by reference to the entire agreement, a copy of which is attached as Exhibit 10.7 and is incorporated into this Form 8-K by reference.

ITEM 8.01. OTHER EVENTS

On December 4, 2009, Heritage Financial Group issued a press release announcing that HeritageBank of the South had signed a definitive whole-bank purchase and assumption agreement with the FDIC and acquired certain assets and assumed the deposits of The Tattnall Bank based in Reidsville, Georgia.  The full text of the press release is set forth in Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

	10.7	Definitive Whole-bank Purchase and Assumption Agreement dated December 4, 2009, between HeritageBank of the South and the Federal Deposit Insurance Corporation

	99	Press Release dated December 4, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE FINANCIAL GROUP

Date:	December 8, 2009	By:	/s/ T. Heath Fountain
T. Heath Fountain
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit(s)

10.7	Definitive Whole-bank Purchase and Assumption Agreement dated December 4, 2009, between HeritageBank of the South and the Federal Deposit Insurance Corporation

99	Copy of press release issued by the Company on December 4, 2009.